Exhibit 10.5

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT, dated as of June 1, 2015 (this “Agreement”), by and among Concentra Group Holdings, LLC, a Delaware limited liability company (“Parent”), and each of the several other individuals and entities named on Schedule I hereto (each an “Investor” and collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, on March 22, 2015, MJ Acquisition Corporation (“Buyer”), Concentra Inc. (the “Company”) and Humana Inc. (“Seller”) entered into a Stock Purchase Agreement (as amended, the “Purchase Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein, Buyer, as an indirect wholly owned subsidiary of Parent, will purchase all of the outstanding shares of capital stock of the Company from Seller; and

WHEREAS, each of the Investors, acting severally and not jointly, wishes to acquire from Parent, and Parent wishes to issue to the Investors, upon the terms and subject to the conditions hereinafter set forth, newly issued Class A Interests (as defined in the LLC Agreement (as defined below)) in consideration of each such Investor’s payment to Parent of cash in the amount of $1.00 per Class A Interest.

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained and incorporating the recitals set forth above, the parties hereto hereby agree as follows:

ARTICLE I.

ISSUANCE, SALE AND DELIVERY OF INTERESTS; CLOSING

SECTION 1.01.                           Issuance, Sale and Delivery of Interests.  Upon the terms and subject to the conditions of this Agreement, at the Closing, Parent shall issue, sell and deliver to each Investor, and each Investor, acting severally and not jointly, shall purchase from Parent at a purchase price of $1.00 per Class A Interest, that number of Class A Interests (the “Interests”) set forth opposite the name of such Investor under the heading “Class A Interests” on Schedule I hereto for the cash purchase price (to be paid by wire transfer of immediately available funds to a bank account specified in writing by Parent) set forth opposite the name of such Investor under the heading “Purchase Price” on Schedule I hereto (the “Subscription”).  Parent shall use the aggregate proceeds from the sale of the Interests solely as follows: (a) to pay the consideration for the transactions contemplated by the Purchase Agreement in accordance with the terms of the Purchase Agreement and (b) to pay fees, costs and expenses incurred in connection with the transactions contemplated by the Purchase Agreement and the financings related thereto.

SECTION 1.02.                           Closing.  Upon the terms and subject to the conditions of this Agreement, the issuance, sale and delivery of the Interests contemplated by Section 1.01 (the “Closing”) will take place on the date of the closing of the transactions contemplated by the

Purchase Agreement (the “Purchase Agreement Contemplated Transactions”), but prior to such consummation of the Purchase Agreement Contemplated Transactions, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036 (such date being herein called the “Closing Date”).

SECTION 1.03.                           Failure to Consummate the Purchase Agreement Contemplated Transactions.  In the event that after the Closing, the Purchase Agreement Contemplated Transactions fail to be consummated for any reason whatsoever, or the Purchase Agreement is otherwise terminated, the parties hereto agree that the Subscription shall be void ab initio and concurrently with the termination of the Purchase Agreement, Parent shall return to each Investor the amount of cash set forth opposite the name of such Investor under the heading “Purchase Price” on Schedule I hereto.

SECTION 1.04.                           Conditions to Closing. The Closing shall be subject only to the condition that all of the conditions set forth in the Purchase Agreement have been satisfied or waived (other than those conditions which can be satisfied only at the closing of the Purchase Agreement Contemplated Transactions, but subject to the satisfaction or waiver of such conditions at the closing of the Purchase Agreement Contemplated Transactions).

SECTION 1.05.                           LLC Agreement.  Contemporaneous with the execution and delivery of this Agreement on the date hereof, Parent and each Investor is entering into the Amended and Restated Limited Liability Company Agreement of Parent in the form attached hereto as Exhibit A (the “LLC Agreement”).

SECTION 1.06.                           Existing LLC Interests.  At the Closing, without any action on the part of any person being required, (a) the 501 units of limited liability company interest of Parent issued to Select Medical Corporation (“SEM”) on May 8, 2015 shall automatically be cancelled without payment of any consideration therefor and (b) the 499 units of limited liability company interest of Parent issued to Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS”) on May 8, 2015 shall automatically be cancelled without payment of any consideration therefor.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Investors that:

SECTION 2.01.                           Existence and Power.  Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Parent has the power and authority necessary to (i) own its properties and assets, (ii) carry on its business as now being conducted and as proposed to be conducted immediately after consummation of the Purchase Agreement Contemplated Transactions and (iii) execute and deliver this Agreement and the LLC Agreement and perform its obligations hereunder and thereunder, including the issuance, sale and delivery of the Interests.

SECTION 2.02.                           Authorization; Validity.  The execution and delivery by Parent of this Agreement and the LLC Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Interests) and thereby have been duly authorized by all necessary limited liability company action on the part of Parent.  Each of this Agreement and the LLC Agreement has been duly executed and delivered by Parent.  Each of this Agreement and the LLC Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

SECTION 2.03.                           Governmental Authorization.  Assuming the accuracy of the Investors’ representations and warranties set forth in Article III hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to Parent in connection with the execution, delivery and performance by Parent of this Agreement or the LLC Agreement except (i)  for such filings and approvals as have been made or obtained, or (ii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of Parent to perform its obligations hereunder and thereunder.

SECTION 2.04.                           Noncontravention.  The execution, delivery and performance by Parent of this Agreement and the LLC Agreement does not and will not (i) violate the certificate of formation or limited liability company agreement of Parent, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon Parent, (iii) violate any contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which Parent is a party or (iv) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or to a loss of any benefit to which Parent is entitled under any provision of any agreement or other instrument binding upon Parent or any of its assets or properties.

SECTION 2.05.                           Capitalization.  Except for (a) the Interests to be issued hereunder and (b) awards in respect of up to 22,894,737 Class B Interests (as defined in the LLC Agreement) (which may be in the form of grants of Class B Interests or options exercisable for Class B Interests) which may be issued, there are, and immediately after the Closing there will be, no outstanding (i) limited liability company interests of Parent, (ii) securities of Parent convertible into or exchangeable for limited liability company interests of Parent or (iii) options or other rights to acquire from Parent, or other obligation of Parent to issue any limited liability company interests, or securities convertible into or exchangeable for limited liability company interests of Parent.

SECTION 2.06.                           Valid Issuance of Class A Interests.  At Closing, the Interests will have been duly and validly authorized and when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued and fully paid Class A Interests of Parent.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, and solely with respect to such Investor, represents and warrants to Parent that:

SECTION 3.01.                           Existence.  Such Investor (if not a natural person) is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

SECTION 3.02.                           Authorization; Power; Validity.  The execution and delivery by such Investor (if not a natural person) of this Agreement and the LLC Agreement and the consummation of the transactions contemplated hereby and thereby are within such Investor’s powers and have been duly authorized by all necessary action on the part of such Investor.  Each of this Agreement and the LLC Agreement has been duly executed and delivered by such Investor.  Each of this Agreement and the LLC Agreement constitutes a valid and binding agreement of such Investor, enforceable against such Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

SECTION 3.03.                           Governmental Authorization.  No order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to such Investor in connection with the execution, delivery and performance by such Investor of this Agreement or the LLC Agreement except (i) for such filings and approvals as have been made or obtained or (ii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of such Investor to perform such Investor’s obligations hereunder or thereunder.

SECTION 3.04.                           Noncontravention.  The execution, delivery and performance by such Investor of this Agreement and the LLC Agreement does not and will not (i) violate, if such Investor is not a natural person, the certificate of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational documents of such Investor, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Investor, (iii) violate any material contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which such Investor is a party or is bound, (iv) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Investor under any provision of any material agreement or other material instrument binding upon such Investor or any of its assets or properties or (v) result in the creation or imposition of any material lien, claim, charge, pledge, security interest or other encumbrance with respect to any of the Interests acquired by such Investor hereunder.

SECTION 3.05.                           Acquisition for Investment.  Such Investor is acquiring the Interests being purchased by such Investor hereunder for investment for such Investor’s own account and not with a view to, or for sale in connection with, any distribution thereof.

SECTION 3.06.                           Private Placement(a)                 .  (a) Such Investor’s financial situation is such that such Investor can afford to bear the economic risk of holding the Interests being purchased by such Investor hereunder for an indefinite period of time, and such Investor can afford to suffer the complete loss of such Investor’s investment in the Interests.

(b)                                 Such Investor’s knowledge and experience in financial and business matters are such that such Investor is capable of evaluating the merits and risks of such Investor’s investment in the Interests.

(c)                                  Such Investor understands that the Interests acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there will be substantial restrictions on the transferability of the Interests and that following the date hereof there will be no public market for the Interests and that, accordingly, it may not be possible for such Investor to sell or pledge the Interests, or any interest in the Interests, in case of emergency or otherwise.

(d)                                 Such Investor and such Investor’s representatives, including, to the extent such Investor deems appropriate, such Investor’s legal, professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with such Investor’s investment in the Interests, and such Investor understands and is aware of the risks related to such investment.

(e)                                  Such Investor and such Investor’s representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Parent and its representatives concerning Parent and its subsidiaries, the terms and conditions of such Investor’s acquisition of the Interests and related matters and to obtain all additional information which such Investor or such Investor’s representatives deem necessary.

(f)                                   Such Investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(g)                                  Such Investor does not have any plan or intention to sell, exchange, transfer or otherwise dispose of (including by way of gift) any of its Interests immediately after the acquisition of any such Interests.

SECTION 3.07.                           No Other Representations and Warranties.  Each such Investor hereby acknowledges and agrees that the representations and warranties set forth in Article II hereof are the only representations, warranties and statements being relied on by such Investor in connection with such Investor’s acquisition of the Interests.

ARTICLE IV.

MISCELLANEOUS

SECTION 4.01.                           Survival.  All of the covenants, agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 4.02.                           Notices.  Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission).  Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) one business day after it is deposited with a nationally recognized overnight courier service, if sent by nationally recognized overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any business day or the next succeeding business day if sent by facsimile after 5:00 p.m. (EST) on any business day or on any day other than a business day or (iv) five business days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

if to Parent, to it at:

c/o Select Medical Corporation

4717 Gettysburg Road

Mechanicsburg, PA 17088

Attention: Michael E. Tarvin

Facsimile: (717) 412-9142

if to any Investor, to such Investor at the address set forth for such Investor on Schedule I hereto

SECTION 4.03.                           Amendments and Waivers.  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and, in the case of an amendment, signed by (i) Parent, (ii) SEM and (iii) WCAS; provided, that (x) no provision of this Agreement may be modified or amended in a manner materially adverse to an Investor if such modification or amendment affects such Investor disproportionately relative to the other Investors, except with the written consent of such Investor and (y) without the prior written consent of Cressey & Company IV LP (“Cressey”), this Agreement may not be amended or modified to change the number of Interests to be acquired by Cressey hereunder or the purchase price therefor.

(b)                                 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 4.04.                           Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

SECTION 4.05.                           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party hereto shall assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of Parent, SEM and WCAS.

SECTION 4.06.                           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within such State.

SECTION 4.07.                           Jurisdiction.  Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of the Delaware Court of Chancery, and any appellate court from such court, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Court of Chancery; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Delaware Court of Chancery; and (iv) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Court of Chancery.  Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 4.02.  Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

SECTION 4.08.                           Waiver Of Jury Trial.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND ANY OF THE OTHER AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08.

SECTION 4.09.                           Counterparts; Third Party Beneficiaries.  This Agreement may be executed in any number of counterparts (including via email with scan attachment or facsimile transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 4.10.                           Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

SECTION 4.11.                           Severability.  If one or more provisions of this Agreement are finally held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Subscription Agreement as of the day and year first above written.

CONCENTRA GROUP HOLDINGS, LLC

By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
	Title:	Vice President

Investors:

SELECT MEDICAL CORPORATION

By:	/s/ Martin F. Jackson
	Name:	Martin F. Jackson
Title:

Signature Page to Subscription Agreement

WELSH, CARSON, ANDERSON & STOWE XII, L.P.
BY: WCAS XII Associates LLC, its general partner

By:	/s/ Jonathan M. Rather
	Name:	Jonathan M. Rather
	Title:	Managing Member

WELSH, CARSON, ANDERSON & STOWE XII DELAWARE, L.P.
BY: WCAS XII Associates Cayman, L.P., its general partner
BY: WCAS XII Associates LLC, its general partner

By:	/s/ Jonathan M. Rather
	Name:	Jonathan M. Rather
	Title:	Managing Member

WELSH, CARSON, ANDERSON & STOWE XII DELAWARE II, L.P.
BY: WCAS XII Associates LLC, its general partner

By:	/s/ Jonathan M. Rather
	Name:	Jonathan M. Rather
	Title:	Managing Member

WELSH, CARSON, ANDERSON & STOWE XII CAYMAN, L.P.
BY: WCAS XII Associates Cayman, L.P., its general partner
BY: WCAS XII Associates LLC, its general partner

By:	/s/ Jonathan M. Rather
	Name:	Jonathan M. Rather
	Title:	Managing Member

WCAS XII CO-INVESTORS LLC

By:	/s/ Jonathan M. Rather
	Name:	Jonathan M. Rather
	Title:	Managing Member

Signature Page to Subscription Agreement

WCAS MANAGEMENT CORPORATION

By:	/s/ Jonathan M. Rather
	Name:	Jonathan M. Rather
	Title:	Treasurer

Signature Page to Subscription Agreement

CRESSEY & COMPANY FUND IV LP
By: Cressey & Company GP LP, its general partner
By: Cressey & Company LLC, its general partner

By:	/s/ Bryan Cressey
Name: Bryan Cressey
Title: Member